Exhibit 2.9

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520	Filed in the office of	Document Number
(775) 684-5708	/s/ Ross Miller	20130644514-40
Website: www.nvsos.gov	Ross Miller	Filing Date and Time
	Secretary of State	10/01/2013 12:20 PM
	State of Nevada	Entity Number
E0454142013-3

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger

(Pursuant to NRS Chapter 92A)

1)	Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐	If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article one.

Pharmstar Pharmaceuticals, Inc
Name of merging entity

Delaware	Corporation
Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

and,

Nexus Energy Services, Inc.
Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type*

*Corporation, non-profit corporation, limited partnership, limited-liability company  or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 1
Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3)	Choose one:

☒	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)	Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐

If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner’s approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 2
Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

  (b) The plan was approved by the required consent of the owners of *:

Pharmstar Pharmaceuticals, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;
Nexus Energy Services, Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 3
Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 4
Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article II - 2.1. CONVERSION OF CAPITAL STOCK.

A. On the Effective Date, each one thousand (1,000) issued and outstanding shares of the common stock, S.025 par value per share, of Pharmstar shall be converted into the right to receive one (I) fully paid and non-assessable share of the common stock, S.001 par value per share, of Nexus.

B. No certificates for fractional shares of Nexus common stock will be issued and no certificates will be issued for less than 100 shares. In the event any holder of Pharmstar common stock is entitled to receive fractional shares of Nexus common stock, such holder will be issued the next highest number of whole ishares and in the event any holder of Pharmstar common stock is entitled to receive less than 100 shares of Nexus common stock, such holder will be issued 100 shares;

...Continued on attached Exhibit A...

6)	Location of Plan of Merger (check a or b):

☒	(a) The entire plan of merger is attached;

or,

☐	(b)The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date:     10/14/2013                    Time:     05:00 P.M.

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 5
Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

8)

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐    If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article eight.

Pharmstar Pharmaceuticals, Inc.
Name of merging entity

/s/ Glenn R. Massey	Chief Executive Officer	10/1/13
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

and,
Nexus Energy Services, Inc.
Name of surviving entity

/s/ Glenn R. Massey	Chief Executive Officer	10/1/13
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 6
Revised: 8-31-11

EXHIBIT A

TO ARTICLES OF MERGER

PLAN AND AGREEMENT OF MERGER

Of

Pharmstar Pharmaceuticals, Inc.

(A Delaware Corporation)
and

Nexus Energy Services, Inc.

(A Nevada Corporation)

PLAN AND AGREEMENT OF MERGER entered into on September 20, 2013, by and between Pharmstar Pharmaceuticals, Inc., a Delaware corporation (“Pharmstar”), and Nexus Energy Services, Inc., a Nevada corporation (“Nexus”).

WHEREAS, Pharmstar is a business corporation of the State of Delaware with its registered office therein located at 901 N Market St., Ste 705 Wilmington, DE ; and

WHEREAS, the total number of shares of stock which Pharmstar has authority to issue is 1,001,194, 352, of which 1,001,184, 352 are common stock, $.025 par value per share, and 10,000 are preferred stock, $.001 par value per share; and

WHEREAS, Nexus is a business corporation of the State of Nevada with its registered office therein located at 613 Saddle Rider Court, Henderson, Nevada; and

WHEREAS, the total number of shares of stock which Nexus has authority to issue is 500,000,000, of which 480,000,000 are common stock, $.001 par value per share, and 20,000,000 are preferred stock, 5.001 par value per share; and

WHEREAS, the Delaware General Corporation Law permits a merger of a business corporation of the State of Delaware with and into a business corporation of another jurisdiction; and

WHEREAS, the Nevada Revised Statutes of the State of Nevada permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Nevada; and

WHEREAS, Pharmstar and Nexus and the respective majority shareholders and boards of directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge Pharmstar with and into Nexus pursuant to the provisions of the Delaware General Corporation Law and pursuant to the provisions of the Revised. Statutes of the State of Nevada upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto hereby determine and agree as follows.

ARTICLE I
MERGER

1.1. CONSTITUENT CORPORATIONS. The name, address and jurisdiction of organization of each of the constituent corporations are set forth below.

A. Pharmstar, a corporation organized under and governed by the laws of the State of Delaware with a principal place of business at Trolley Square, Suite 20 C, Wilmington, DE 19806 (the “terminating corporation”).

B. Nexus, a corporation organized under and governed by the laws of the State of Nevada with a principal place of business at 613 Saddle Rider Court, Henderson, Nevada 89015 (the “surviving corporation”).

1.2. SURVIVING CORPORATION. Nexus shall be the surviving corporation. The principal place of business, articles of incorporation, bylaws, officers and directors of Nexus shall survive the merger without amendment or revision and be the principal place of business, articles of incorporation, bylaws, officers and directors of the surviving corporation.

1.3. MERGER. On the Effective Date (as hereinafter set forth) and subject to the terms and conditions of this agreement, the applicable provisions of the Delaware General Corporation Law (“Delaware Law”), and the applicable provisions of Title 7, Chapter 78 of the Nevada Revised. Statutes (“Nevada Law”), Pharmstar is merged with and into Nexus. The separate existence of Pharmstar shall cease on and after the Effective Date.

ARTICLE II

EXCHANGE AND CONVERSION OF SHARES

2.1. CONVERSION OF CAPITAL STOCK.

A. On the Effective Date, each one thousand (1,000) issued and outstanding shares of the common stock, 5.025 par value per share, of Pharmstar shall be converted into the right to receive one (1) fully paid and non-assessable share of the common stock, 8.001 par value per share, of Nexus.

B. No certificates for fractional shares of Nexus common stock will be issued and no certificates will be issued for less than 100 shares. In the event any holder of Pharmstar common stock is entitled to receive fractional shares of Nexus common stock, such holder will be issued the next highest number of whole shares and in the event any holder of Pharmstar common stock is entitled to receive less than 1.00 shares of Nexus common stock, such holder will be issued 100 shares;

C. On the Effective Date, each issued and outstanding share of the preferred stock of any series or class of Pharmstar shall he converted into the right to receive one fully paid and non-assessable share of preferred stock, 8.001 par value per share, of Nexus with rights and preferences provided in the Nexus articles of incorporation.

2.2. FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued by Nexus as a result of the merger. Each fractional share that would otherwise result from the merger shall be cancelled and returned to the authorized and unissued capital stock of Nexus and the holder shall be issued one full share of Nexus in its place.

2.3. CANCELLATION OF EXISTING SHARES. On the Effective date, each share of the common stock, $.001 par value per share, of Nexus outstanding immediately prior to the merger shall be cancelled and returned to the authorized and unissued capital stock of Nexus.

ARTICLE III

ADDITIONAL COVENANTS AND AGREEMENTS

3.1. OUTSTANDING OPTIONS AND WARRANTS. Except to the extent otherwise provided in outstanding options, warrants, and other rights to purchase shares of the common stock, $.025 par value per share, of Pharmstar, each option, warrant or other right to purchase thirty (30) shares of the common stock, $.001 par value per share, of Pharmstar, shall be exercisable to purchase one (1) share of the common stock, 8.001 par value per share, of Nexus for an exercise price in the amount of 30 times the original on the remaining same terms and conditions.

3.2. SUBMISSION TO SERVICE IN DELAWARE. Nexus agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Nexus arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept services of process in any such suit or proceeding.

3.3. COOPERATION. The parties hereto agree that they will cause to be executed and filed and recorded any document or documents prescribed by Delaware Law or Nevada Law, and that they will cause to be performed all necessary acts within the State of Delaware and the State of Nevada and elsewhere to effectuate the merger herein provided for.

3.4. ADDITIONAL ASSURANCES. Pharmstar hereby appoints the officers and directors, each acting alone, as its true and lawful attorneys in fact to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement or of the merger herein provided for.

ARTICLE IV

EFFECTIVE DATE

4.1. EFFECTIVE DATE. This merger shall be effective in the State of Delaware and the State of Nevada on the last to occur of the following (the “Effective Date’):

A. the date this Agreement, or a certificate of merger meeting the requirements of Delaware Law, is tiled with the Secretary of State of the State of Delaware; or

B. the date this Agreement, or articles of merger meeting the requirements of Nevada Law, is filed with the Secretary of State of the State of Nevada

4.2. TERMINATION. Notwithstanding the full approval and adoption of this Agreement, the said Agreement may be terminated by either party at any time prior to the filing thereof with the Secretary of State of the State of Nevada.

4.3. AMENDMENT. Notwithstanding the full approval and adoption of this Agreement, this Agreement may be amended at any time and from time to time prior to the filing thereof with the Secretary of State of the State of Nevada except that, without the approval of the stockholders of Pharmstar and the stockholders of Nexus, no such amendment may (a) change the rate of exchange for any shares of Pharmstar or the types or amounts of consideration that will be distributed to the holders of the shares of stock of Pharmstar, (b) change any term of the Articles of incorporation of Nexus; or (c) adversely affect any of the rights of the stockholders of Pharmstar or Nexus.

AR.TICLE V

MISCELLANEOUS

5.1. CULNTERPARTS. This Agreement may be executed in one or more counterparts, each of which may have different signatures and be signed at different times. When all parties have signed at least one counterpart, each counterpart shall be deemed complete and shall constitute the same instrument.

5.2. ENTIRE AGREEMENT. This Agreement and the is intended by the parties to be the final expression of their agreement with respect to the matter set forth herein and is intended to contain all of the terms of such agreement without the need to refer to other documents. There are no other understandings, written or oral, among the parties with respect to the matter set forth herein.

5.3. AMENDMENT. This Agreement may not be amended except by a written instrument signed by the parties hereto.

IN WITNESS WHEREOF, this Agreement is hereby executed upon behalf of each of the parties thereto this September 20, 2013.

Pharmstar Pharmaceuticals, Inc.		Nexus Energy Services, Inc.

By:	/s/ Glenn R. Massey	By:	/s/ Glenn R. Massey
	Glenn R. Massey, Chief Executive Officer		Glenn R. Massey, Chief Executive Officer

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